Exhibit 21
ADVANCED MICRO DEVICES, INC.
LIST OF SUBSIDIARIES
As of December 27, 2025

Domestic Subsidiaries	State or Jurisdiction Which Incorporated or Organized
Xilinx Development Corporation(1)	California
AMD Advanced Research, LLC	Delaware
AMD Design, LLC	Delaware
AMD (EMEA) LTD.	Delaware
AMD Far East Ltd.	Delaware
AMD Federal Technologies, LLC	Delaware
AMD International Sales & Service, Ltd.	Delaware
AMD Latin America Ltd.	Delaware
AMD Research Technologies, Inc.	Delaware
Brium, Inc.	Delaware
Enosemi, Inc.	Delaware
Lapland NewCo LLC	Delaware
Level 5 Networks, Inc. (2)	Delaware
Mipsology, Inc.(1)	Delaware
MK One Technologies, Inc.	Delaware
Pensando Systems, Inc.	Delaware
Variscale Services & Engineering, Inc. (29)	Delaware
Xilinx, Inc.	Delaware
Silexica, Inc. (1)	Delaware
Solarflare Communications, Inc. (1)	Delaware
Xilinx Holding LLC(1)	Delaware

Foreign Subsidiaries
Variscale Services & Engineering Australia Pty Limited(30)	Australia
Xilinx Armenia LLC(1)	Armenia
ATI International SRL(*) (3)(**)	Barbados
Xilinx Benelux B.V. (23)	Belgium
ATI Technologies (Bermuda) Limited (3)	Bermuda
Advanced Micro Devices Belgium N.V.(6)	Belgium
AMD South America Ltda.(7)	Brazil
ATI Technologies ULC	Canada
Xilinx Canada Co. (8)	Canada
Advanced Micro Devices (China) Co., Ltd.	China
Advanced Micro Devices (Shanghai) Co., Ltd.(9)	China
Advanced Micro Devices Products (China) Co., Ltd. (9)	China
Chengdu Haiguang Microelectronics Technology Co., Ltd. (10)	China
Chengdu Haiguang Integrated Circuit Design Co., Ltd.(11)	China
Suzhou TF-AMD Semiconductor Co., Ltd. (12)	China
Xilinx Technology Beijing Limited(13)	China
Xilinx Technology Shanghai Limited(8)	China
Silo AI Denmark Aps(5)	Denmark
Silo AI Oy(4)	Finland
Silo GenAI Oy(5)	Finland
Advanced Micro Devices S.A.S.	France
Brium Inc. Europe(31)	France
Mipsology S.A.S.(1)	France
Xilinx SARL(1)	France
Advanced Micro Devices GmbH	Germany
Silexica GmbH(14)	Germany
Xilinx Dresden GmbH i.L.(1)(**)	Germany

Xilinx GmbH(1)	Germany
Variscale Services & Engineering HK Limited(30)	Hong Kong SAR, China
Xilinx Hong Kong Limited(8)	Hong Kong SAR, China
AMD India Private Limited (15)	India
Solarflare India Private Limited(25) (*)	India
Prakhyaat VDCSE Private Limited(30)	India
Xilinx India Technology Services Private Limited(24)	India
Xilinx Finance Ireland Limited(16)	Ireland
Xilinx Ireland Unlimited Company(16)	Ireland
Xilinx Israel Limited(1)	Israel
Advanced Micro Devices S.p.A.	Italy
AMD Japan Ltd.	Japan
Variscale Services & Engineering Japan G.K. (30) (**)	Japan
Xilinx Kabushiki Kaisha (1)	Japan
Advanced Micro Devices Sdn. Bhd.	Malaysia
Advanced Micro Devices Global Services (M) Sdn. Bhd.	Malaysia
ATI Technologies (L) Inc. (17)	Malaysia
Advanced Micro Devices Malaysia Ltd. (18)	Malaysia
TF AMD Micro Electronics (Penang) Sdn. Bhd. (19)	Malaysia
Variscale Services & Engineering Malaysia Sdn. Bhd. (30)(**)	Malaysia
Machine2Learn B.V. (5)	Netherlands
Xilinx NL B.V. (20)	Netherlands
Advanced Micro Devices (Poland) sp. z o.o.	Poland
AMD Advanced Micro Devices (ROU) S.R.L.	Romania
Advanced Micro Devices RS d.o.o.	Serbia
Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore
Variscale Services & Engineering Singapore Pte. Ltd. (30)(*)	Singapore
Xilinx Asia Pacific Pte. Ltd. (28)	Singapore
Xilinx Sales International Pte. Ltd. (16)	Singapore
Xilinx Singapore Holding Pte. Ltd. (16)	Singapore
Xilinx Holding Three Pte. Ltd. i.L.(1)(**)	Singapore
Advanced Micro Devices (Spain), S.L.	Spain
Advanced Micro Devices AB	Sweden
Combient Mix AB(27)	Sweden
Silo AI Sweden AB(5)	Sweden
Xilinx AB(1)	Sweden
Advanced Micro Devices CH GmbH	Switzerland
Brium Switzerland GmbH(31)	Switzerland
Variscale Services & Engineering Taiwan Inc. (30)	Taiwan
Advanced Micro Devices (U.K.) Limited	United Kingdom
Xilinx Limited(22)	United Kingdom
Xilinx NI Limited(13)	United Kingdom
Xilinx Technology Ltd. (21)	United Kingdom

(*)	Inactive
(**)	In the process of being dissolved
(1)	100% owned by Xilinx, Inc.
(2)	Subsidiary of Solarflare Communications, Inc.
(3)	100% owned by ATI Technologies ULC
(4)	Subsidiary of Lapland NewCo LLC
(5)	Subsidiary of Silo AI Oy
(6)	99.9952% owned by Advanced Micro Devices, Inc., .0048% owned by AMD International Sales & Service, Ltd.
(7)	99.9% owned by AMD International Sales & Service, Ltd., 0.1% owned by AMD Far East Ltd.
(8)	Subsidiary of Xilinx Development Corporation

(9)	Subsidiary of Advanced Micro Devices (China) Co., Ltd.
(10)	51% owned by Advanced Micro Devices, Inc.
(11)	30% owned by Advanced Micro Devices, Inc.
(12)	15% owned by Advanced Micro Devices (China) Co., Ltd.
(13)	Subsidiary of Xilinx Singapore Holding Pte. Ltd.
(14)	Subsidiary of Silexica, Inc.
(15)	47.18% owned by ATI Technologies ULC, 52.82% owned by Advanced Micro Devices, Inc., less than 0.01% owned by AMD Far East Ltd.
(16)	Subsidiary of Xilinx Asia Pacific Pte. Ltd.
(17)	Subsidiary of ATI Technologies (Bermuda) Limited
(18)	Subsidiary of ATI Technologies (L) Inc.
(19)	15% owned by Advanced Micro Devices Sdn. Bhd.
(20)	Subsidiary of Xilinx Finance Ireland Ltd.
(21)	Subsidiary of Level 5 Networks, Inc.
(22)	99.9% owned by Xilinx, Inc., 0.1% owned by Xilinx Development Corporation
(23)	99.867% owned by Xilinx, Inc., 0.133% owned by Xilinx Development Corporation
(24)	99.9% owned by Xilinx Development Corporation, 0.1% owned by Xilinx Canada Co.
(25)	99.99% owned by Solarflare Communications, Inc., 0.01% owned by Level 5 Networks, Inc.
(26)	Subsidiary of Mipsology S.A.S.
(27)	Subsidiary of Silo AI Sweden AB
(28)	Subsidiary of Xilinx Holding LLC
(29)	Subsidiary of AMD Design, LLC
(30)	Subsidiary of Variscale Services & Engineering, Inc.
(31)	Subsidiary of Brium, Inc.